As filed with the Securities and Exchange Commission on May 20, 2004 Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TAMBORIL CIGAR COMPANY
(D/B/A AXION POWER INTERNATIONAL)
(Exact name of registrant as specified in its charter)

Delaware	65-0774638
(State or other jurisdiction of	(I.R.S. Employer
incorporation organization)	identification No.)

100 Caster Avenue
Vaughan, Ontario, Canada L4L 5Y9
(905) 261-1991
(Address of Principal Executive Offices)

Kirk Tierney, President
Tamboril Cigar Company
(d/b/a/ Axion Power International)
100 Caster Avenue
Vaughan, Ontario, Canada L4L 5Y9
(905) 261-1991
(Name and Address of Agent For Service)

Copies to:
John L. Petersen, Esq.
Petersen & Fefer
Chateau de Barberêche
Switzerland 1783 Barberêche
(4126) 684-0500
US Voicemail and Fax (281) 596-4545

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ,	__

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
__

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
__

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.	__

CALCULATION OF REGISTRATION FEE
Title of Each Class		Proposed Maximum

of Securities to	Amount to be	Offering Price	Aggregate	Registration
be Registered	Registered	Per Share (1)	Offering (1)	Fee
Common Stock, $0.0001 par value:
To be distributed or sold by the Trust for the Benefit of the Stockholders of Mega-C Power Corporation (2)	117,239,736	$0.35	$41,033,908	$ 5,199
Total				$ 5,199

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended, based upon the average closing price as reported in the OTC Pink Sheets during the week ended May14, 2004.

(2)	Represents shares issued to the Trust for the Benefit of the Stockholders of Mega-C Power Corporation in connection with a reverse takeover transaction on December 31, 2003.

Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

TAMBORIL CIGAR COMPANY
(D/B/A AXION POWER INTERNATIONAL)

117,239,736 Shares of
Common Stock

This prospectus relates to the sale, transfer or other disposition of up to 117,239,736 shares of our stock by the Trust for the Benefit of the Shareholders of Mega-C Power Corporation (the “Mega-C Trust”). The shares were issued to the Mega-C Trust in December 2003 to preserve the potential equitable interests of the shareholders of Mega-C Power Corporation (“Mega-C”) in certain technology while insulating our company, the technology and the Mega-C shareholders from certain risks associated with the prior operations of Mega-C.

In April 2004, our company instituted an involuntary Chapter 11 reorganization proceeding against Mega-C in the U.S. Bankruptcy Court for the District of Nevada. Since May 2004, Mega-C and the Mega-C Trust have been subject to Bankruptcy Court supervision. The Mega-C Trust may, from time to time:

  Sell shares for the purpose of generating cash to pay the administrative costs and creditors claims associated with Mega–C’s Chapter 11 reorganization;

  Transfer shares to creditors and stockholders of Mega-C in satisfaction of their allowed claims and interests; and

  Effect other dispositions of shares in accordance with an order of the Bankruptcy Court.

When Mega–C’s plan of reorganization is confirmed by the Bankruptcy Court, the Mega–C Trust will sell or transfer shares creditors in satisfaction of administrative costs and creditors claims; allocate the remaining shares among Mega–C shareholders in accordance with the plan of reorganization; distribute shares to certain specified classes of Mega-C shareholders in accordance with the trust agreement; sell all remaining shares for the benefit of the remaining Mega-C shareholders; and distribute the sale proceeds in accordance with the trust agreement.

The Mega-C Trust may offer and sell shares from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The Mega-C Trust may sell all or a portion of the shares in market transactions; in privately negotiated transactions; through the writing of options; in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; through broker-dealers, which may act as agents or principals; directly to one or more purchasers; through agents; or in any combination of the above or by any other legally available means. The Mega-C Trust will receive all of the proceeds from the sale of the shares. We will not receive any proceeds from any such sales. Our company will pay the expenses of registering this offering and the Mega-C Trust will pay all selling expenses.

Investing in our shares involves a high degree of risk. See Risk Factors beginning on page 2 to read about certain factors you should consider before buying shares.

Our common stock is quoted in the OTC Pink Sheets under the symbol "SMKE." The last reported sale price of our common stock on May 13, 2004 was $0.35 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is

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TAMBORIL CIGAR COMPANY
(D/B/A AXION POWER INTERNATIONAL)

We are developing a hybrid electrical energy storage battery that we refer to as the E 3 Cell. We replace the lead-based negative electrode in a lead-acid battery with a highly permeable nanoporous carbon electrode. Our E 3 Cell technology minimizes the physical deterioration associated with lead electrodes and gives our E 3 Cells a combination of battery and super-capacitor characteristics that are not attainable with other technologies.

The carbon electrodes that we use in our E 3 Cell batteries represent a convergence between traditional materials science and electrochemistry and emerging disciplines that focus on the unique physical and chemical reactions that only occur in ultra-small spaces. These emerging disciplines are generally referred to as nanotechnology. We do not build nanostructures by manipulating individual atoms or molecules. Instead, we start with activated carbon and:

●    Use proprietary physical and chemical processing techniques to optimize naturally occurring porosity in the 10 to 100-nanometer size range;

●       Use proprietary techniques to create massive structural permeability;

●       Use proprietary techniques to fabricate durable electrodes from the processed carbon; and

●       Integrate the carbon electrodes into a self-regulating system that controls electrochemical and electrostatic processes and results in a unique combination of battery and super-capacitor characteristics.

We believe our methods for making highly permeable nanostructure enhanced carbon electrodes are properly classified as applied nanotechnology.

Our E 3 Cell technology is best described as proven but unexploited science. We have no existing products and no revenues. We had a net loss of $506,300 for the year ended December 31, 2003 and a net loss of $592,800 for the three months ended March 31, 2004. We expect our losses to increase in the future as we expand our research development and testing activities. We will need to raise additional capital to fund our proposed alpha and beta testing programs, purchase necessary equipment and pay our general and administrative costs. We may be unable to obtain required additional financing on a timely basis, on acceptable terms, or at all.

Our principal short-term goal is to take the E 3 Cell technology from the laboratory bench to the factory floor. Our planned alpha and beta testing will require 18 to 24 months before any proposed products are ready for sale. Initially, we intend to focus on manufacturing batteries for use in uninterruptible power supplies for sensitive electronics, redundant power supplies for telecommunications and cable TV networks and short-term energy storage systems for alternative energy sources including solar panels and wind farms. If we can establish a credible base in these niche markets, we hope to expand into the larger and more competitive markets for mobile applications such as golf carts, electric wheelchairs, electric forklifts and hybrid automobiles. There can be no assurance that we will ever be able to develop a competitive product or successfully manufacture and market any products we develop.

Our corporate structure includes two companies, a parent and a wholly owned subsidiary. Tamboril Cigar Company, the parent, was inactive from 1999 through 2003. In December 2003, Tamboril acquired Axion Power Corporation in a transaction that was structured as a reverse takeover. We currently have approximately 210 million shares outstanding and our principal stockholders, including the Mega-C Trust, own approximately156 million shares. We expect our stockholders to approve a 1 share for 16 reverse split at our 2004 annual meeting.

In connection with the reverse takeover, we deposited approximately 117 million shares of our common stock in the Mega-C Trust. We subsequently instituted a Chapter 11 reorganization proceeding against Mega-C. Subject to Bankruptcy Court supervision, the Mega-C Trust will sell a portion of the shares for cash and distribute the remaining shares to the shareholders of Mega-C. We have filed a registration statement under the Securities Act of 1933 as required by the trust agreement for the purpose of facilitating the sale, transfer or other disposition of the shares held by the Mega-C Trust. We will not receive any proceeds from the sale, transfer or other disposition of shares by the Mega-C Trust.

Our principal executive office is located at 100 Caster Avenue, Vaughan, Ontario, Canada L4L 5Y9 and our telephone number is (905) 264-1991.

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RISK FACTORS

Investing in our common stock is very speculative and involves a high degree of risk. You should carefully consider and evaluate all of the information in, or incorporated by reference in, this prospectus. The following are among the risks we face related to our business, assets and operations. They are not the only ones we face. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our common stock and you might lose all or part of your investment.

We are an early stage company and therefore our business and prospects are difficult to evaluate.

Tamboril did not engage in any substantive business during the three years ended December 31, 2003. Axion is a newly organized company that commenced operations in the fourth quarter of 2003. We have no meaningful operating history that you can rely on in connection with your evaluation of our business and prospects. Our prospects must be considered in light of the many risks, uncertainties, expenses, delays, and difficulties frequently encountered by companies in their early stages of development. Some of the risks and difficulties we expect to encounter include our ability to:

●     Adapt and successfully execute our evolving and unpredictable business model;

●     Maintain effective control over the cost of our research and development and beta testing activities;

●    Produce E 3 Cells in sufficient quantities to support our planned testing activities;

●     Develop cost effective manufacturing methods for our E 3 Cells and proposed products;

●     Establish facilities and relationships for the manufacturing and distribution of our proposed products;

●     Manage and adapt to rapidly changing and expanding operations;

●     Implement and improve operational, financial and management systems and processes;

●     Respond effectively to competitive developments;

●       Raise the necessary capital to finance the growth of our business;

●      Attract, retain and motivate qualified personnel; and

●       Manage each of the other risks set forth below.

Because of our lack of operating history and the early stage of our development, we have limited insight into trends and conditions that may exist or might emerge and affect our business. We cannot be certain that our business strategy will be successful or that we will successfully address these risks.

The auditors report on our financial statements includes a going concern qualification.

We had stockholders equity of $1,390,517 and a working capital deficit of ($791,632) at December 31, 2003, and we incurred a net loss of ($506,300) for the year ended December 31, 2003. Accordingly, the independent auditors’ report on our financial statements for the year ended December 31, 2003 contains a fourth explanatory paragraph that our financial statements have been prepared assuming that our company will continue as a going concern and that our potential to incur operating losses raises substantial doubt about that assumption.

We do not have a marketable product or any operating revenue.

Our proposed E 3 Cell batteries only exist at the laboratory prototype stage. We have never sold any products or generated any operating revenues. We will not be in a position to sell products based on our E 3 Cell technology until we complete our planned development and testing activities. There can be no assurance that our development and testing will be successful, that we will be able to establish facilities and relationships for the manufacturing,

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distribution and sale of our proposed products or that our proposed products will achieve market acceptance or be sold in sufficient quantities and at prices necessary to make them commercially successful.

We need additional financing to continue our operations.

We had stockholders equity of $1,279,040 and a working capital deficit of ($1,090,352) at March 31, 2004. Since March 31, 2004, we have received $822,500 in additional cash from private placements of our securities. Our ability to continue our research, development and testing will be dependent upon increasing our capital resources. We believe our cash resources will be adequate for our cash requirements for a period of 60 to 90 days from the date of this prospectus. We will not be able to complete the development and testing of our proposed products without obtaining substantial additional funds from the sale of securities or from other sources. We are presently seeking additional capital. We cannot assure you that additional capital will be available to us on a timely basis, on acceptable terms, or at all. If adequate financial resources are not available when required, we may be forced to curtail our proposed operations. If we are unable to obtain additional capital when needed, our ability to continue our research and development and product testing activities will be materially and adversely affected.

The shares described in this prospectus represent over 50% of our outstanding stock.

Prior to the filing of this registration statement, less than 5% of our outstanding stock was eligible for resale in the over-the-counter market. In contrast, the shares described in this prospectus represent over 50% of our outstanding stock. While the sale, transfer or other disposition of the shares held by the Mega-C Trust will be subject to the supervision of the Bankruptcy Court, a significant increase in the supply of freely transferable shares may have a material negative impact on our stock price. We are unable to predict the amount of cash that will be required in connection with Mega-C’s Chapter 11 reorganization. We are also unable to predict the behavior of any Mega-C creditors or shareholders who receive our shares in satisfaction of their claims and interests. If large numbers of shares are offered for sale at the same time, the market price is likely to decline significantly and those price declines may be permanent.

We are involved in litigation.

We have recently been named as a defendant in a lawsuit that alleges a conspiracy to deprive Mega-C’s promoters of their rights to commercialize the E 3 Cell technology. We believe the lawsuit is without merit and intend to vigorously defend. Nevertheless, protracted litigation, or higher than anticipated legal costs, could significantly reduce our available working capital and have a material adverse impact on our business and prospects. There can be no assurance that we will be successful in our defense, which could have a material adverse impact on our business and prospects if substantial money damages are ultimately awarded to the plaintiffs.

We need to develop new manufacturing methods.

We have never produced commercial quantities of nanoporous carbon electrode material for use in E 3 Cell batteries. We are currently devoting significant financial and other resources to engineering and manufacturing process development. Since the production of electrodes will require highly sophisticated physical and chemical processing methods to preserve and enhance existing nanostructures, there is no assurance we will ever be able to develop cost-effective manufacturing methods for our electrodes or be able to produce electrodes in commercial quantities. There is no assurance that we will be able to offer nanoporous carbon electrodes at competitive prices.

We do not have any manufacturing facilities

Our research and development facility in Vaughan, Ontario will only be able to accommodate limited production of E 3 Cells for alpha evaluation and preliminary beta testing. Our Vaughan facility will not be able to produce E 3 Cells in sufficient quantities to meet the requirements of our second-stage beta testing. There can be no assurance that we will have the necessary financial resources to build or acquire suitable manufacturing facilities if and when needed. Moreover, there can also be no assurances that we will be able to attract and retain qualified staff or that we will be able to effectively manage any future manufacturing operations.

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We do not have any vendor contracts.

We do not have any long-term contracts with our suppliers. Instead we purchase off-the-shelf components from third parties and manufacture other components in house. Our suppliers are not obligated to sell components to us and they may be unable to satisfy our future requirements on a timely basis. Moreover, the price of purchased components could fluctuate significantly due to circumstances beyond our control.

We will be a small player in an intensely competitive market and may be unable to compete.

The electrochemical battery industry is large, intensely competitive and resistant to technological change. If our product development efforts are successful, we will compete with numerous well-established companies that are much larger and have far greater financial, capital and other resources than we do. We may be unable to convince end users that our E 3 Cell technology is superior to available alternatives. Moreover, if our larger competitors introduce similar products, they will be better able to withstand price competition and finance their promotional programs. There is no assurance that we will be able to compete effectively.

We have limited marketing experience.

Market acceptance of our proposed products will depend in part on our ability to convince sophisticated end users of the advantages offered by our proposed E 3 Cell batteries. Our management team has limited experience in marketing and we will need to either employ qualified marketing personnel or enter into appropriate marketing agreements with others. There can be no assurance that we will be able to effectively market our proposed products.

The growth we seek is rare and inherently problematic.

Substantial future growth will be required in order for us to realize our business objectives. Growth of this magnitude is rare. To the extent we are able to develop competitive products and grow our business, we expect that such growth will place a significant strain on our managerial, operational and financial resources. We must manage our growth, if any, through appropriate systems and controls in each of these areas. We must also establish, train and manage a much larger work force. If we do not manage the growth of our business effectively, our revenues and profits could be materially and adversely affected.

We will try to use our stock to finance acquisitions.

As a key component of our growth strategy, we intend to acquire manufacturing facilities and other assets that we feel will enhance our revenue growth, operations and profitability. Whenever possible, we will try to use our stock as an acquisition currency in order to conserve our available cash resources for operational needs. Future acquisitions may give rise to substantial charges for the amortization of goodwill and other intangible assets that would materially and adversely affect our reported operating results. Any future acquisitions will involve numerous business and financial risks, including:

●      Difficulties in integrating new operations, technologies, products and staff;

●      Diversion of management attention from other business concerns; and

●       Cost and availability of acquisition financing.

We will need to be able to successfully integrate any businesses we may acquire in the future, and the failure to do so could have a material adverse effect on our business, results of operations and financial condition.

Because of factors unique to us, the market price of our common stock is likely to be volatile.

Daily trading in our common stock has only recently commenced. Because of the manner in which we became a public company, the relatively small number of shares available for resale, the early stage of our business and numerous other factors, the trading price of our common stock is likely to be highly volatile. In addition, actual or anticipated variations in our quarterly operating results; the introduction of new products by our competitors; changes in conditions or trends in the battery industry; changes in governmental regulation; or changes in securities analysts' estimates of our future performance or that of our competitors or our industry in general, could all affect

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future stock performance. Investors should not purchase our shares if they are unable to suffer a complete loss of their investment.

We have proposed a substantial reverse split to our stockholders.

We had 210,429,104 shares of common stock and 54,428,227 presently exercisable stock purchase rights outstanding at April 15, 2004. Since we want to qualify for a listing on the American Stock Exchange at the earliest possible date, we believe an immediate capital restructuring is essential. The proxy statement for our 2004 Annual Meeting of Stockholders includes a proposal to affect a 1 for 16 reverse split of our outstanding common stock and stock purchase rights. Management is confident that the proposal will be approved by the requisite vote.

Our interim chief financial officer is not a full-time employee.

John L. Petersen has been an officer and director of our company since February 2003. While he has agreed to continue as a director of our company and as our interim chief financial officer pending the recruitment of a suitable successor, Mr. Petersen is not a full-time employee of our company and is not required to devote any specific amount of time to our business. Although we intend to recruit and hire a full-time chief financial officer, we do not currently have a senior financial executive who devotes his or her full time and attention to our business.

There is no assurance that we will qualify for an Amex listing.

On April 14, 2004, we filed an application to list our common stock on the American Stock Exchange. The listing application was based on our then current market capitalization of $79 million and the assumption that our market capitalization will not decline substantially when our stockholders approve the 1 for 16 reverse split proposed in the proxy statement for our 2004 Annual Meeting of Stockholders. There can be no assurance that our market capitalization will not decline after the implementation of the reverse split. If our market capitalization falls below $75 million, we will become ineligible for an Amex listing. There can be no assurance respecting the length of time it may take to successfully prosecute our Amex listing application, or that our pending application will ever be approved. Until our common stock is approved for listing on the Amex, the only available trading market will be the OTC Pink Sheets. Therefore, we cannot give you any assurance that a liquid trading market will exist when you decide to sell your shares.

Our stock is subject to the "penny stock" rules which may make it a less attractive investment.

Our stock is currently subject to the so-called "penny stock" rules that impose stringent sales practice requirements on broker-dealers who sell low-priced securities to persons other than established customers and accredited investors. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for the purchaser; deliver certain disclosure materials to the purchaser prior to sale; and receive the purchaser's written approval of the transaction. Therefore, both the ability of a broker-dealer to sell our common stock and the ability of holders of our common stock to sell their shares in the secondary market may be adversely affected. In general, the applicable SEC rules define a "penny stock" to be any equity security that is not listed on the Nasdaq system or a recognized exchange and has a market price of less than $5.00 per share. If our market price increases proportionally when our stockholders approve the proposed 1 for 16 reverse split or our Amex listing application is approved, we will no longer be subject to the penny stock rules. Conversely, if our market price declines after the implementation of the reverse split, we will become ineligible for an Amex listing and remain subject to the penny stock rules.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential," "propose" or "continue," the negative of these terms or other terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these forward-looking statements, you should consider various factors, including the risks outlined in the foregoing Risk Factors. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or other

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achievements. You should not place undue reliance on our forward-looking statements, which apply only as of the date of this prospectus. We do not intend to update any of our forward-looking statements after the date of this prospectus to conform such statements to actual results except as required by law.

USE OF PROCEEDS

We will not receive any proceeds upon the resale of the common stock by the selling Mega-C Trust.

HISTORY OF MEGA-C

The following information respecting the history and activities of Mega-C Power Corporation is presented for the purpose of providing a context for our company’s original decision to create the Mega-C Trust and impose certain limitations on the powers of the trustee. The information has been derived from sources that we believe to be reliable. However there is no assurance that our understanding of the history of Mega-C is complete, unbiased or accurate in all material respects.

Net Capitol Ventures, Inc. was incorporated in February 2001 and filed a voluntary Form 10-SB registration statement under Section 12(g) of the Exchange Act in April 2001.   After that period in September 2001 Net Capital Ventures, Inc. changed its name to Mega-C Power Corporation.  Between September 2001 and March 2003, Mega-C apparently raised approximately $5 million from investors for the stated purpose of funding research, development and testing of the hybrid lead-acid-carbon battery technology that we refer to as the E 3 Cell. During the same period, two groups of Mega-C promoters apparently raised an additional $5 million from the resale of Mega-C shares for their personal and corporate accounts. Of the $10 million in available cash, approximately $6 million was apparently spent for license fees, research and development activities and other purposes related to Mega-C’s business.

In early 2003, the Ontario Securities Commission (the "OSC") initiated an investigation to determine whether Mega-C and its promoters had violated Provincial securities laws. This investigation made it impossible for Mega-C to raise additional cash to finance its ongoing research and development activities. Therefore Mega–C’s license rights to commercialize the E 3 Cell technology were terminated.

At the date of this prospectus, Mega-C has approximately 1,220 shareholders of record that can be separated into three general classes:

  Innocent investors who purchased shares in good faith from Mega-C or its promoters;

  Individuals who received shares as compensation for services or as gifts, but did not participate in the stock sales that precipitated the OSC investigation; and

  Promoters who were directly involved in the stock sales that precipitated the OSC investigation.

The history of Mega-C is poorly documented and there are a variety of conflicting accounts about numerous aspects of Mega-C’s operations. To the extent possible, we will rely on the Chapter 11 reorganization process to determine the respective rights and responsibilities of the various Mega-C factions. When the Bankruptcy Court makes a final determination, the Mega-C Trust will facilitate the implementation of Mega-C’s reorganization plan.

HISTORY OF AXION AND THE MEGA-C TRUST

Axion’s founders were all Mega-C stockholders who decided to take action in the summer of 2003 when Mega–C’s regulatory problems placed their substantial personal investments at risk. In the fall of 2003, after consultation with the OSC, Axion’s founders concluded that the best course of action would be to create a new corporation for the purpose of continuing the development of the E 3 Cell technology and protecting the equitable interests of the innocent Mega-C shareholders.

In recognition of the substantial funds that Mega-C devoted to developing the E 3 Cell technology, Axion’s founders decided to create an irrevocable trust that would hold a substantial interest in our company for the benefit

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of the Mega-C shareholders until Mega-C’s regulatory and legal problems were resolved . In connection with the reverse takeover, 117 million shares of our common stock were deposited in the Mega-C Trust. This number represented eight of our shares for every outstanding Mega-C share.

Under the terms of the trust agreement, the number of shares on deposit in the Mega-C Trust is subject to proportional reduction if a court or administrative agency orders the surrender or cancellation of any outstanding Mega-C shares. The number of shares is also subject to proportional reduction if a holder voluntarily surrenders Mega-C shares. After giving effect to the recent surrender of approximately 2.5 million Mega-C shares by certain Mega-C shareholders, we believe that approximately 14.1 million Mega-C shares are currently outstanding. We also believe that an additional 1.6 million Mega-C shares are likely to be cancelled in connection with planned adversary proceedings in the Bankruptcy Court. When a final determination is made respecting the number of outstanding Mega-C shares, the trustee will surrender a portion of the 117 million shares that we originally deposited in the Mega-C Trust for cancellation. Based on currently available information, we believe the Mega-C Trust is likely to retain approximately 100 million of our shares and surrender the balance for cancellation.

The shares in the Mega-C shareholders trust represent approximately 55.7% of our outstanding stock and would ordinarily give the trustee complete control over every matter submitted for a stockholder vote. To avoid a situation where a single person would have absolute authority to make all stockholder decisions, the trust agreement requires the trustee to vote the trust shares proportionally with the votes actually cast by our other stockholders. As a result, the trustee has no effective voice in the management of our company.

The Mega-C Trust was intended as an informal reorganization alternative that would provide mechanisms for the payment of Mega-C’s debts, the exclusion of alleged securities law violators, the distribution of cash to Mega-C shareholders who did not purchase their shares for cash but were not involved in allegedly illegal conduct and the in-kind distribution of our stock to the Mega-C stockholders who purchased shares for cash or held a small number of Mega-C shares. When a group of Mega-C promoters instituted a lawsuit against our company, the trustee and 31 other defendants in February 2004, we concluded that a formal Chapter 11 reorganization of Mega-C would be preferable to the informal alternative provided by the Mega-C Trust. Therefore, on April 6, 2004, our company, our subsidiary and one of our directors filed an involuntary Chapter 11 reorganization petition against Mega-C in the U.S. Bankruptcy Court for the District of Nevada (Case No. BK-N-0450962-GWZ).

On March 24, 2004, Benjamin Rubin, esq., the original trustee of the Mega-C Trust, resigned because he had been personally named as a defendant in the February 2004 lawsuit. Concurrently, Ms. Sally A. Fonner, a former principal stockholder, director and officer of Tamboril was appointed as Mr. Rubin’s successor. On April 7, 2004, the board of directors of Mega-C appointed Ms. Fonner to fill a vacancy on the board; selected her to serve as chief executive officer of Mega-C during the Chapter 11 proceeding; and authorized her to consent to an order for relief in the Chapter 11 case. The Bankruptcy Court entered an order for relief in the Chapter 11 case on May 13, 2004. Since Ms. Fonner is both the trustee of the Mega-C Trust and the chief executive officer of Mega-C, all decisions respecting the sale or other disposition of the trust shares will be made under Bankruptcy Court supervision. We intend to cooperate with Ms. Fonner’s efforts to develop a plan of reorganization for Mega-C and are likely to affirmatively participate as a proponent of the plan. We believe the available financial resources of Mega-C will be adequate to pay the undisputed claims of its third-party creditors. Such assets, however, are not likely to be sufficient to pay the anticipated administrative costs associated with the Chapter 11 reorganization. Therefore, we believe the administrative costs will ultimately be paid with proceeds from the sale of the trust shares. Any shares that are not sold to pay administrative costs or creditors claims will either be distributed to Mega-C shareholders or sold for the benefit of Mega-C shareholders in accordance with the terms of the original trust agreement.

The trust agreement gives the trustee broad discretionary power to determine whether a particular Mega-C shareholder is entitled to receive distributions from the Mega-C Trust. In general:

  Mega-C shareholders who purchased their shares in arms-length transactions will be entitled to receive an in-kind distribution of our shares;

  Mega-C shareholders who cannot provide reasonable evidence that they purchased Mega-C shares for money, property or services actually performed and reasonably valued will be entitled to receive cash distributions from the Mega-C Trust, but will not be entitled to receive shares of our stock; and
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  Mega-C shareholders who have allegedly violated securities laws will not be entitled to any distributions unless they negotiate a compromise agreement with the trustee.

SELLING SHAREHOLDER

All of the shares described in this prospectus are owned by the Trust for the Benefit of the Shareholders of Mega-C Power Corporation, which was created by an irrevocable trust agreement dated December 31, 2003. Sally A. Fonner of Dunedin, Florida serves as the sole trustee of the Mega-C Trust and has the sole authority, subject to Bankruptcy Court supervision, to make the sale and distribution decisions contemplated by the trust agreement and this prospectus. Ms. Fonner does not have any interest in the Mega-C Trust other than the trustee’s fees specified in the trust agreement. As trustee, Ms. Fonner is required to vote all trust shares proportionally with the votes actually cast by our other stockholders and has no effective voting control over our company. Upon completion of the sales and in-kind distributions contemplated by this prospectus, the Mega-C Trust will not own any shares of our stock.

Subject to the supervision of the Bankruptcy Court, the Mega-C Trust may, from time to time:

  Sell shares for the purpose of generating cash to pay the administrative costs and creditors claims associated with Mega–C’s Chapter 11 reorganization;

  Transfer shares to Mega-C’s creditors and shareholders in satisfaction of their allowed claims and interests; and

  Effect other dispositions in accordance with an order of the Bankruptcy Court.

We are unable to forecast the amount of cash that will be required to pay administrative costs and creditors claims associated with Mega-C’s Chapter 11 reorganization. Certain Mega-C creditors may be offered shares in lieu of cash, but no creditors can be required to accept such an offer. To the extent that the available financial resources of Mega-C are insufficient to pay its administrative costs and creditors claims, the shares in the Mega-C Trust will be sold for the purpose of raising cash to finance the Chapter 11 reorganization. During the pendancy of Mega-C’s Chapter 11 reorganization, all stock sales by the Mega-C Trust must be approved in advance by the Bankruptcy Court and affected at such times and in such manner as the Bankruptcy Court directs.

There are approximately 1,220 record owners of Mega-C shares who are potential beneficiaries of the Mega-C Trust. When the claims of Mega–C’s creditors have been paid and the Bankruptcy Court has determined the respective rights and responsibilities of the Mega-C shareholders, the Mega–C Trust will allocate the remaining shares among the Mega–C shareholders in proportion to their interests. Thereafter, the Mega-C Trust will:

  Distribute shares to certain Mega-C shareholders in accordance with the trust agreement, and

  Sell the remaining shares for the benefit of the remaining Mega-C shareholders.

We have filed a registration statement under the Securities Act as required by the trust agreement for the purpose of registering the sale, transfer or other disposition of the shares held by the Mega-C Trust. We will pay all fees and expenses incident to the registration of the shares. We have also agreed to indemnify the Mega-C Trust against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

PLAN OF DISTRIBUTION

In-kind distributions by the Mega-C Trust

The Mega-C Trust will make in kind distributions of our common stock to all Mega-C shareholders who can establish that they gave fair value for their Mega-C shares in arms-length transactions. The Mega-C Trust will also make in-kind distributions of our common stock to all Mega-C shareholders who own fewer than 5,000 Mega-C shares and have not been accused of conduct that violates applicable securities laws. Based on information derived from Mega-C’s share transfer register, we believe that approximately 980 Mega-C shareholders who collectively own a total of 4.7 million Mega-C shares will ultimately be eligible to receive an in-kind distribution of our shares.

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The in-kind distribution of our shares by the Mega-C Trust will constitute a bona fide public distribution of our shares and Mega-C shareholders who receive in-kind distributions of our shares will not ordinarily be classified as underwriters with respect to the distributed shares. In general, all shares that the Mega-C Trust distributes to Mega-C shareholders who are not officers, directors or 10% stockholders of either Mega-C or our company will be freely transferable by the holders thereof without further registration under the Securities Act.

The Mega-C Trust will not make in-kind distributions of our stock to any Mega-C shareholder who owns 5,000 or more Mega-C shares and cannot establish that he acquired his Mega-C shares in an arms-length transaction. Based on information derived from Mega-C’s share transfer register, we believe that approximately 240 Mega-C shareholders who collectively own a total of 7.8 million Mega-C shares will ultimately fall into this class. To the extent that the Mega-C Trust retains shares that would otherwise be allocable to beneficiaries who cannot establish an arms-length purchase or have allegedly violated securities laws, the trustee will be required to sell those shares and distribute the sale proceeds to the qualified beneficiaries. The trustee will be required to distribute all available sales proceeds to the beneficiaries on a regular basis, but not less often than quarterly.

Cash sales by the Mega-C Trust

The Mega-C Trust currently owns approximately 117 million shares of our common stock. As noted above, we believe the trustee will ultimately surrender approximately 17 million shares to our company for cancellation, leaving approximately 100 million shares available for trust purposes. The number of shares retained by the Mega-C Trust will ultimately be the equivalent of 8 shares of our common stock for every outstanding Mega-C share.

Subject to the supervision of the Bankruptcy Court, the trustee may sell our shares from time to time during the pendancy of Mega-C’s Chapter 11 proceeding for the purpose of paying administrative costs, including the costs of defending certain pending lawsuits and bringing certain adversary proceedings in the Bankruptcy Court. Upon confirmation of Mega-C’s Chapter 11 plan of reorganization, the trustee may also sell shares for the purpose of paying the allowed claims of Mega-C’s creditors. Certain Mega-C creditors may be offered shares in lieu of cash, but no creditors can be required to accept such an offer. While the amounts of such sales or transfers in lieu of cash may be objectively substantial, we do not expect sales or transfers for administrative costs and creditors claims to represent a material percentage of the total number of trust shares. Accordingly we believe the overwhelming bulk of the trust shares will be available for distribution to Mega-C’s shareholders.

The Mega-C Trust may, from time to time, sell the shares of common stock included in this prospectus on any stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Mega-C Trust may use any one or more of the following methods when selling shares:

  Market transactions, ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  Block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  Privately negotiated transactions;

  Directly to one or more purchasers;

  Through the writing of options or entering into other derivative arrangements; or

  A combination of any such methods of sale and any other method permitted under applicable law.

The Mega-C Trust may also enter into hedging transactions with broker-dealers, which may in turn engage in short sales and deliver our shares to close out such short positions, or loan or pledge our shares to broker-dealers that in turn may sell such securities.

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Broker-dealers engaged by the Mega-C Trust may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Mega-C Trust (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Mega-C Trust does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Mega-C Trust. The Mega-C Trust may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Mega-C Trust may from time to time pledge or grant a security interest in some or all of the shares held by it and, if the Mega-C Trust defaults in the performance of any such secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The Mega-C Trust also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

To our knowledge, there are currently no plans, arrangements or understandings between the Mega-C Trust and any underwriter, broker-dealer or agent regarding the sale of our shares. The Mega-C Trust may decide to sell only a portion of the shares pursuant to this prospectus or may decide not to sell shares. In addition, the Mega-C Trust may transfer our shares by other means not described in this prospectus.

The Mega-C Trust and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Mega-C Trust has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Mega-C Trust. If we are notified by the Mega-C Trust that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if require, we will file a supplement to this prospectus. If the Mega-C Trust uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the Mega-C Trust.

EXPERTS

Our consolidated financial statements for the year ended December 31, 2003 which are incorporated in this prospectus by reference to our Annual Report on Form 10–KSB for the year ended December 31, 2003 were audited by Michael F. Cronin, CPA, independent auditor, as stated in his report, which is incorporated herein by reference, and has been so incorporated in reliance upon his authority as an expert in accounting and auditing.

Our financial statements for the year ended December 31, 2002 which are incorporated in this prospectus by reference to our Annual Report on Form 10–KSB for the year ended December 31, 2003 were audited by Want & Ender CPA PC, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon their authority as experts in accounting and auditing.

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LEGAL MATTERS

The law firm of Petersen & Fefer, Barberêche Switzerland, will pass upon the validity of the shares to be sold or distributed by the Mega-C Trust. John L. Petersen, a partner in that firm, is an officer and director of our company. Members of the firm of Petersen & Fefer collectively own 521,680 shares of our common stock, together with presently exercisable warrants and options that entitle them to purchase a total of 4,893,130 shares of our common stock at a price of $.125 per share.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports and information relate to our business, financial condition and other matters. You may read and copy these reports, proxy statements and other information at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Commission’s Public Reference Room in Washington, D.C. by calling the Commission at l-800-SEC-0330. Copies may be obtained from the Commission by paying the required fees. The Commission maintains an internet web site that contains reports, proxy and information statements and other information that file electronically with the Commission. The Commission’s web site is www.sec.gov .

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to Òincorporate by referenceÓ the information we file with them, which means that we can disclose important information to you by referring to documents we have previously filed with the Commission. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the ÒExchange ActÓ), until we decide to terminate this offering:

     (1)      Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003;
     (2)      Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;
     (3)      The description of our securities contained in our Current Report on Form 8-K/A which was filed with the Commission on March 15, 2004;
     (4)      The definitive proxy statement for our 2004 Annual Meeting of Shareholders which was filed with the Commission on April 21, 2004; and
     (5)      All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since December 31, 2003.

From time to time, we furnish information to the Commission under Item 9 or Item 12 of a Current Report on Form 8-K. The information in such a report is not deemed ÒfiledÓ for purposes of the Exchange Act and will not be incorporated by reference into this, or any other prospectus, registration statement or any of our other filings with the Commission under the Securities Act or the Exchange Act unless the information is expressly incorporated by reference into this, or any other prospectus, registration statement or our other filings with the Commission.

This prospectus is part of a registration statement on Form S-3 that we filed with the Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. Statements about the contents of contracts or other documents contained in this prospectus or in any other filing to which we refer you are not necessarily complete. You should review the actual copy of these documents filed as an exhibit to the registration statement or such other filing. You may obtain a copy of the registration statement and the exhibits filed with it from the Commission at any of the locations listed above.
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We will provide upon request a free copy of any or all of the documents incorporated by reference in this prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference) to anyone who receives this prospectus. Written or telephone requests should be directed to:

Ms. Nazia Khan, director of investor relations
Tamboril Cigar Company
100 Caster Avenue
Vaughan, Ontario, Canada L4L 5Y9
Telephone (905) 264-1991
E-mail nkhan@axionpower.com

We maintain an Internet website, located at www.axionpower.com . Information on our website is not incorporated by reference into this prospectus.

You should only rely on the information and representations provided in this prospectus and the documents incorporated in this prospectus by reference. Neither our company nor the Mega-C Trust has authorized anyone to provide you with different information. Neither our company nor the Mega-C Trust will make an offer of these securities in any state or province where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front and rear covers of this prospectus.

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TAMBORIL CIGAR COMPANY
(D/B/A AXION POWER INTERNATIONAL)

117, 239,736 Shares of
Common Stock

PROSPECTUS

June _, 2004

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following sets forth the expenses (excluding placement agent fees and commissions) incurred in connection with the offering described in the registration statement, all of which will be borne by DUSA.

SEC Registration Fee	$5,199
Printing and Engraving*	20,000
Accounting Fees and Expenses*	20,000
Legal Fees and Expenses*	15,000
Miscellaneous Expenses*	1,500
Total expenses of registration	$61,700

*Estimated.

Item 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

As permitted by §102 of the General Corporation Law of Delaware, the Eighth article of the Company's Certificate of Incorporation, as amended, provides as follows:

EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of (S)102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

As permitted by §145 of the General Corporation Law of Delaware, the Ninth article of the Company's Certificate of Incorporation, as amended, provides as follows:

NINTH: The Corporation shall, to the fullest extent permitted by the provisions of (S)145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockbrokers or disinterested directors or otherwise both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Item 16.          EXHIBITS

(a)     Exhibits

2.1	Amended Plan of Reorganization for Debtors Under Chapter 11 of the United States Bankruptcy Code	(1)

2.2	Purchase and Sale Agreement dated January 23, 2003 between Ashley Bolt & Co. Limited, Sally A. Fonner and John L. Petersen	(2)

2.3	Reorganization Agreement (without exhibits) between Tamboril Cigar Company, Axion Power Corporation and certain stockholders of Axion Power Corporation dated December 31, 2003	(5)
2.4	First Addendum to the Reorganization Agreement between Tamboril Cigar Company, Axion Power Corporation and certain stockholders of Axion Power Corporation dated January 9, 2004	(5)

3.1	Amended and Restated Certificate of Incorporation of Tamboril Cigar Company dated February 13, 2001	(3)

3.2	Amended By-laws of Tamboril Cigar Company	(4)

4.1	Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation dated December 31, 2003	(5)

4.2	Succession Agreement Pursuant to the Provisions of the Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation dated March 25, 2004.	(8)

5.1	Opinion of Petersen & Fefer, attorneys, respecting legality of common stock	Filed Herewith

10.1	Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated November 15, 2003	(5)

10.2	Letter Amendment to Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated November 17, 2003	(5)

10.3	Letter Amendment to Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated January 9, 2004	(5)

10.4	Purchase and sale agreement among John L. Petersen, Sally A. Fonner and C and T Co. Incorporated dated January 9, 2004	(5)

10.5	Incentive Stock Plan of Tamboril Cigar Company dated January 8, 2004	(6)

10.6	Outside Directors’ Stock Option Plan of Tamboril Cigar Company dated February 2, 2004	(6)

10.7	First Amendment to Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated as of January 9, 2004	Filed Herewith

14.0	Code of Business Conduct and Ethics	(7)

23.1	Consent of Michael F. Cronin, CPA	Filed Herewith

23.2	Consent of Want & Ender CPA PC	Filed Herewith

23.3	Consent of Petersen & Fefer, attorneys	Included in Exhibit 5.1

(1)     Incorporated by reference from our Current Report on Form 8-K dated December 22, 2000.
(2)     Incorporated by reference to the Schedule 13D filed by Ms. Fonner and Mr. Petersen on January 23, 2003.
(3)     Incorporated by reference from our Current Report on Form 8-K dated February 5, 2003.
(4)     Incorporated by reference from our Form 10-SB Registration Statement dated May 15, 1997.
(5)     Incorporated by reference from our Current Report on Form 8-K dated January 15, 2004.
(6)     Incorporated by reference from our Current Report on Form 8-K/A dated February 2, 2004.
(7)     Incorporated by reference from our Annual Report on Form 10-KSB dated March 29, 2004.
(8)     Incorporated by reference from our Current Report on Form 8-K dated April 13, 2004.

Item 17.     UNDERTAKINGS

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vaughan, Ontario, Canada, on May 20, 2004.

TAMBORIL CIGAR COMPANY

/s/ Kirk Tierney

Kirk Tierney, President

/s/ John L. Petersen

John L. Petersen, Chief Accounting Officer

POWER OF ATTORNEY

Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Kirk Tierney and John L. Petersen, and each of them, as his/her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement or any related registration statement that is to be effective upon filing pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the above premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/

Kirk Tierney	President and Director	May 20, 2004

/s/

John L. Petersen	Chief Financial Officer and Director	May 20, 2004

/s/

Thomas Granville	Director	May 20, 2004

/s/

Robert Averill	Director	May 20, 2004

/s/

Glenn Patterson	Director	May 20, 2004

/s/

Igor Filipenko	Director	May 20, 2004

/s/

Joseph Souccar	Director	May 20, 2004